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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1992 Stock Option Plan (No. 33-96458), the Italian Employees Warrant Program (No. 333-87743), the Swedish Employees Warrant Program (No. 333-87741), the 1998 Nonstatutory Stock Option Plan (No. 333-87739), the 1997 Incentive And Nonstatutory Stock Option Plan (No. 333-87735), the German Employees Warrant Program (No. 333-87733), the 1992 Stock Option Plan (No. 333-87731), the William R. Spivey Stock Option (No. 333-42306), the Erick Blachno Stock Option (No. 333-44540), the 1997 Incentive And Nonstatutory Stock Option Plan (No. 333-47896), the 2000 Mrv Communications, Inc. Stock Option Plan For Employees Of Optronics International Corp. (No. 333-47898), the 2000 Mrv Communications, Inc. Stock Option Plan For Employees Of Astroterra Corporation. (No. 333-47900), the 2000 Mrv Communications, Inc. Stock Option Plan For Employees Of Fiber Optic Communications, Inc. (No. 333-55328), the 2000 Mrv Communications, Inc. Stock Option Plan For Employees Of Quantum Optech, Inc. (No. 333-55334), the 2001 Mrv Communications, Inc. Stock Option Plan For Employees Of Appointech, Inc. (No. 333-71180), the Mrv Communications, Inc. 2002 International Stock Option Plan (No. 333-81954), the Mrv Communications, Inc. 2002 Nonstatutory Stock Option Plan For Employees Of Luminent, Inc. (No. 333-81958), the Luminent Inc. Amended And Restated 2000 Stock Option Plan And Eric Blachno Stock Option Agreement (No. 333-81950), the 1997 Incentive And Nonstatutory Stock Option Plan (No. 333-81956), and the Candy Glazer Stock Option Agreement (No. 333-84784); on Form S-3 filings No. 333-86163, 333-17537, 333-64017, 333-39560, and 333-44534; on Form S-4 filing
No. 333-44536; and prospectus supplement filing No. 333-71178 of MRV Communications, Inc. of our report dated February 5, 2003, with respect to the consolidated financial statements of MRV Communications, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Los Angeles, California
March 26, 2003